SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2003

REEF GLOBAL ENERGY VENTURES

(Exact name of registrant as specified in its charter)

Nevada	333-93399	To be applied for
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Central Expressway, Suite 300 Richardson, Texas		75080
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (972) 437-6792

Item 5.  Other Events

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, on December 15, 2003 Reef Global Energy Ventures filed a supplement to its January 10, 2002 prospectus.  The prospectus supplement contained the audited financial statements of Reef Partners LLC at and for the years ended December 31, 2002 and December 31, 2001, together with the report of Ernst & Young LLP, independent auditors, dated July 9, 2003.  Ernst & Young LLP consented to the use of the report, and to the reference to Ernst & Young LLP in the prospectus supplement under the caption “Experts,” in a letter dated December 12, 2003 appended as Exhibit 23.1 to this report.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEF GLOBAL ENERGY VENTURES

By: Reef Partners LLC, Managing General Partner

Date: December 23, 2003	By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager and Member

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP